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                                                                  EXHIBIT 99
                                                                  ----------

[ZOLTEK logo]

FOR IMMEDIATE RELEASE                              NASDAQ NMS SYMBOL: "ZOLT"
---------------------                              -------------------------

              ZOLTEK REPORTS STRONG CARBON FIBER GROWTH IN 2005
              -------------------------------------------------

         ST. LOUIS, MISSOURI -- JANUARY 3, 2006 -- Zoltek Companies, Inc.
today reported results for the 2005 fiscal year, ended September 30.

         Zoltek's net sales increased from $39.8 million in fiscal 2004 to $60.2 million in fiscal 2005, an increase of 51%. Despite sharply increased sales and booming demand for Zoltek's low-cost, high-performance carbon fibers, the operating loss from continuing operations widened from $5.7 million in fiscal 2004 to $8.1 million in fiscal 2005. Increased revenues from resumption of production at Zoltek's Abilene, Texas facility were more than offset by considerable costs incurred for restarting a facility that had been idle for several years.

         "The carbon fiber-led revolution in building materials that we predicted over a dozen years ago is now well and truly underway," said Zsolt
Rumy, Zoltek's Chairman and Chief Executive Officer. "Zoltek is no longer alone in championing this revolution. We have been joined by a powerful group of companies: our best customers. As a result, we expect to ship increasing volumes of Zoltek-made carbon fibers in fiscal 2006, 2007 and 2008. Our customers have agreed to price increases as well, which will enhance our margins as well as our revenues in the year ahead."

         Rumy said that difficulties in restarting operations in Abilene were primarily "people-related, not technical." "We've had a hard time finding and training qualified workers and managers at a site that had been dormant for four years," Rumy said. "Without them, we could not duplicate the success of our production lines in Hungary, even though the process technology is identical." Rumy noted that Zoltek recently had moved some of its most experienced managers from Hungary to Abilene, and now has three of the five lines installed in Abilene running at their targeted production rates. The other two lines are operational, and their production levels will increase as additional workers are recruited and trained. The full effect of improved Abilene production and the new lines is expected to show significant operating improvements during the second quarter of fiscal 2006 and continue throughout the balance of the year.

         He said that Zoltek was on schedule in carrying out the second stage of a major expansion plan centered at its facility in Hungary - at which two new carbon fiber lines became operational in late 2005. Over the course of 2006, Zoltek expects to raise its total rated capacity from 9 million pounds


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[ZOLTEK logo]

Zoltek Reports Strong Carbon Fiber Growth in 2005
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January 3, 2006

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to 19 million pounds per year. After that doubling, Zoltek expects to almost double capacity again in 2007.

         Additional information with respect to Zoltek's results of operations and financial condition for the fiscal year ended September 30, 2005 is contained in its annual report on Form 10-K which has been filed with the Securities and Exchange Commission.

         Due to the Company's recent holiday and management traveling schedules, Zoltek Companies, Inc. will host a conference call to review fourth quarter/fiscal year-end 2005 results and answer questions on Tuesday, January 10, 2006, at 10:00 am CT. The conference dial-in number is (719)
457-2730. The confirmation code is 2107419. Individuals who wish to participate should dial in five minutes prior to the scheduled start time.


                      FOR FURTHER INFORMATION CONTACT:

                    ZSOLT RUMY, CEO OR KEVIN SCHOTT, CFO
                             3101 MCKELVEY ROAD
                             ST. LOUIS, MO 63044
                               (314) 291-5110

This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: re-activate its formerly idle manufacturing facilities on a timely and cost-effective basis, to meet current order levels for carbon fibers;
successfully add new capacity for the production of carbon fiber and precursor raw material; execute plans to exit its specialty products business and reduce costs; achieve profitable operations; raise new capital and increase its borrowing at acceptable costs; manage changes in customers' forecasted requirements for the Company's products; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them; and penetrate existing, identified and emerging markets. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.



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[ZOLTEK logo]

Zoltek Reports Strong Carbon Fiber Growth in 2005
Page 3
January 3, 2006

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                                                   ZOLTEK COMPANIES, INC.
                                                 SUMMARY FINANCIAL RESULTS
                                        (Amounts In Thousands Except Per Share Data)
                                                        (Unaudited)

                                                                                                      Three Months Ended
                                                                                                         September 30
                                                                                                     2005             2004
                                                                                                   -------------------------
Net sales........................................................................................  $ 16,010         $ 10,628
Cost of sales, excluding available unused capacity costs.........................................    14,924            9,025
Available unused capacity costs..................................................................       594              824
Application and development costs................................................................       837              780
Operating loss from continuing operations........................................................    (3,649)            (873)
Interest expense and amortization of financing fees, debt discount and
  beneficial conversion feature..................................................................    (1,864)          (2,218)
Loss on value of warrants and conversion feature.................................................    (4,650)          (3,973)
Income tax expense...............................................................................       277              110
Net loss from continuing operations..............................................................   (10,512)          (7,255)
Net loss from discontinued operations, net of taxes..............................................      (629)          (2,916)
Net loss.........................................................................................   (11,141)         (10,171)
Net loss per share:
     Basic and diluted loss per share:
         Continuing operations...................................................................  $  (0.58)        $  (0.44)
         Discontinued operations.................................................................  $  (0.03)        $  (0.18)
                                                                                                   --------         --------
              Total..............................................................................  $  (0.61)        $  (0.62)
                                                                                                   ========         ========
Weighted average common shares outstanding.......................................................    18,050           16,429

                                                                                                      Fiscal Year Ended
                                                                                                         September 30
                                                                                                     2005             2004
                                                                                                   -------------------------
Net sales........................................................................................  $ 60,204         $ 39,827
Cost of sales, excluding available unused capacity costs.........................................    56,836           33,401
Available unused capacity costs..................................................................     2,347            4,466
Application and development costs................................................................     3,324            3,070
Operating loss from continuing operations........................................................    (8,149)          (5,714)
Interest expense and amortization of financing fees, debt discount and
  beneficial conversion feature..................................................................   (11,469)          (6,006)
Loss on value of warrants and conversion feature.................................................   (16,574)          (4,920)
Income tax expense...............................................................................       708              434
Net loss from continuing operations..............................................................   (38,674)         (17,203)
Net loss from discontinued operations, net of taxes..............................................    (1,719)          (5,604)
Net loss.........................................................................................   (40,393)         (22,807)
Net loss per share:
     Basic and diluted loss per share:
         Continuing operations...................................................................  $  (2.14)        $  (1.05)
         Discontinued operations.................................................................  $  (0.09)        $  (0.35)
                                                                                                   --------         --------
              Total..............................................................................  $  (2.23)        $  (1.40)
                                                                                                   ========         ========
Weighted average common shares outstanding.......................................................    18,050           16,372